As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ShotSpotter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2017431
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 300

Fremont, CA 94538

(Address of principal executive offices) (Zip code)

ShotSpotter, Inc. 2017 Equity Incentive Plan

ShotSpotter, Inc. 2017 Employee Stock Purchase Plan

(Full titles of the plans)

Ralph A. Clark

Chief Executive Officer

ShotSpotter, Inc.

39300 Civic Center Drive, Suite 300

Fremont, California 94538

(510) 794-3100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jodie M. Bourdet Robert W. Phillips Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Ralph A. Clark Chief Executive Officer ShotSpotter, Inc. 39300 Civic Center Drive, Suite 300 Fremont, California 94538 (510) 794-3100

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 585,172 shares of the common stock of ShotSpotter, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) and 150,000 shares of the common stock of the Registrant to be issued pursuant to the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”).

PART II

ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of and exhibits filed with the earlier registration statement on Form S-8 (File No. 333-218712) relating to the 2017 Plan and the 2017 ESPP.

(b) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2021, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on March 29, 2022.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (b) above.

(d) The information specifically incorporated by reference into the Form 10-K from the Registrant’s definitive proxy statement relating to the Registrant’s 2021 annual meeting of stockholders, which was filed with the SEC on April 29, 2021.

(e) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on June 2, 2017 (File No. 001-38107) under the Exchange Act, including any amendment or report filed for the purpose of updating such description

(f) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley LLP.
23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 31, 2022.

SHOTSPOTTER, INC.

By:	/s/ Ralph A. Clark
Ralph A. Clark
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Clark and Alan R. Stewart, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title

/s/ Ralph A. Clark Ralph A. Clark	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2022

/s/ Alan R. Stewart Alan R. Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2022

/s/ Pascal Levensohn Pascal Levensohn	Director	March 31, 2022

/s/ William J. Bratton William J. Bratton	Director	March 31, 2022

/s/ Thomas T. Groos Thomas T. Groos	Director	March 31, 2022

/s/ Randall Hawks, Jr. Randall Hawks, Jr.	Director	March 31, 2022

/s/ Roberta Jacobson Roberta Jacobson	Director	March 31, 2022

/s/ Marc Morial Marc Morial	Director	March 31, 2022

/s/ Ruby Sharma	Director	March 31, 2022
Ruby Sharma